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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 27, 1996 with respect to the financial statements of National Energy Group, Inc., and our reports dated September 12, 1995 with respect to the statements of operating revenues and direct operating expenses of the Mustang Island Interest, the Oak Hill Interest and the Enron Interest included in the Joint Proxy Statement of National Energy Group, Inc. and Alexander Energy Corporation that is made a part of Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of National Energy Group, Inc. for the registration of 21,767,653 shares of its common stock.



                                            /s/ ERNST & YOUNG LLP
                                            -------------------------------
                                            ERNST & YOUNG LLP


Dallas, Texas
August 6, 1996